                                                                    EXHIBIT 4.10

                      SUBJECT TO THE PLEDGE TO THE TRUSTEE
                           PURSUANT TO THE INDENTURE
                            DATED AS OF MAY 19, 1999
                      AMONG HOLLYWOOD CASINO CORPORATION,
                  HWCC-TUNICA, INC., HWCC-SHREVEPORT, INC. AND
                STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE

                      AMENDED AND RESTATED PROMISSORY NOTE
                      ------------------------------------

$87,045,000                                               Dated: May 19, 1999
                                                            Chicago, Illinois

          FOR VALUE RECEIVED, the undersigned, HWCC-TUNICA, INC., a Texas corporation (the "Maker"), hereby promises to pay as hereinafter set forth to
                  -----
the order of HOLLYWOOD CASINO CORPORATION, a Delaware corporation (together with its successors and assigns, the "Holder"), at its offices at Two Galleria Tower,
                                 ------
Suite 2200, 13455 Noel Road LB48, Dallas, Texas 75240, the principal sum of EIGHTY-SEVEN MILLION FORTY-FIVE THOUSAND DOLLARS ($87,045,000), or so much as may have been advanced by Holder to Maker pursuant to the provisions hereof (individually an "Advance" and collectively "Advances"), together with interest
                  -------                    --------
(computed on the basis of a year of 360 days comprised of twelve thirty-day months (including the first day but excluding the last day) occurring in the period for which such interest is payable) on the principal amount hereof from time to time outstanding from the date hereof until such principal amount is paid in full, at an interest rate per annum equal at all times to the lesser of the maximum lawful rate or eleven and one quarter percent (11 1/4%). Principal on this Note is due and payable in a single installment of principal due on May 1, 2007. Accrued interest shall be due and payable on the 15th day of each April and October until payment in full and at maturity. Any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at the same rate of interest, to the extent lawful. Maker may prepay the principal amount of this Note at any time in whole or from time to time in part without premium or penalty. Amounts borrowed hereunder and repaid may not be reborrowed.

          Each Advance made by Holder to Maker shall be recorded by Holder and, prior to any transfer thereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that any failure to make such endorsement
                   --------  -------
on such grid shall not limit or otherwise affect the obligations of Maker hereunder.

          Both principal and interest hereunder are payable prior to 3:00 p.m. (Dallas, Texas time) on the day for payment thereof in lawful money of the United States of America. Whenever any payment hereunder shall be stated to be due on a day other than a day of the year on which banks are not required or authorized to close in Dallas, Texas (any such other day being a "Business
                                                                  --------
Day"), such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest.

          All notices and other communications hereunder shall be in writing and will be deemed to have been duly given when received or (if later) three (3) days after being mailed registered mail, postage prepaid, return receipt requested, if to Holder, to the address of Holder set forth above, and if to Maker, to the address of Maker provided below (or to such other address as Holder or Maker, as applicable, shall provide to the other by notice in accordance with the foregoing).

          This Note shall be governed by and construed in accordance with the laws of the State of Mississippi.

          This Note is executed to amend and restate that certain (i) Promissory Note executed by Maker to Holder dated as of October 17, 1995 in the original principal amount of $54,045,000, and (ii) Promissory Note executed by Maker to Holder dated as of October 17, 1995 in the original principal amount of $30,000,000 (collectively, the "Original Notes"). This Note evidences the right
                                --------------
to receive accrued and unpaid interest on the Original Notes up to but not including the date hereof, and such interest on the Original Notes up to but not including the date hereof shall be due and payable hereunder on May 19, 1999.

          At the option of the Holder hereof, this Note shall become immediately due and payable, without notice or demand, upon the occurrence at any time of one or more of the following events of default:

          (a) Failure in the due, prompt and complete observance or performance of any condition, covenant or obligation of Maker set forth herein to make any payment of principal, interest or any other sums due hereunder.

          (b) An Event of Default under the Indenture (as defined therein).

          This Note shall become immediately due and payable, without notice or demand and without the need for any action or election by the Holder hereof or any other party, upon the occurrence at any time of any of the following:

          (a) The making of an assignment for the benefit of creditors by Maker; the voluntary appointment (at the request of any such party or with the consent of any such party) of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Maker; the filing by Maker of a petition in bankruptcy or adjudication of Maker as a bankrupt or insolvent, or the filing by Maker of any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors;

          (b) The filing against Maker of a petition seeking any reorganization, arrangement, composition , readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other similar relief for debtors, or the involuntary appointment of a receiver, custodian, liquidator or trustee in bankruptcy of the property of Buyer and such petition or appointment is not vacated or discharged within sixty (60) days after the filing or making thereof; or

          (c) Maker becomes insolvent or unable to pay its debts generally as the mature.

          Anything in this Note notwithstanding, if at any time the rate of interest on this Note, together with all fees and charges, if any (collectively, the "Charges"), contracted for, charged, received, taken or reserved by Holder hereof which may be treated as interest under applicable law, computed over the full term of this Note, exceeds the maximum legal limit (if any such limit is applicable) under United States federal law or state law (to the extent not preempted by federal law, if any), now or hereafter governing the interest payable on this Note (the "Maximum Rate"), then the rate of interest on this Note, together with all Charges, shall be limited to the Maximum Rate. If from any circumstances, Holder shall ever receive as interest an amount which would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance hereunder (whether or not due and payable) and not to the payment of interest.

          No single or partial exercise of any power hereunder shall preclude other or further exercise thereof or the exercise of any other power. No delay or omission on the part of holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any breach of any of the covenants or conditions of this Note shall be construed to be a waiver of or acquiescence in or a consent to any previous or subsequent breach of the same or any other condition or covenant.

          Contemporaneously with the making of this Note, this Note is being assigned to the Trustee (as defined in the Indenture) pursuant to the Indenture and certain other documents to secure obligations as set forth in the Indenture and such other documents. Maker and Holder agree that this Note shall not be modified in any respect, and Holder shall take no action to accelerate or enforce this Note, except as consistent with the Indenture and the Collateral Documents (as defined in the Indenture).


                            [SIGNATURE PAGE FOLLOWS]

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

          IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                              HWCC-TUNICA, INC.

                              By: /s/ WILLIAM D. PRATT
                                 ---------------------
                              Name: William D. Pratt
                                   -------------------
                              Title: Executive Vice President,
                                    --------------------------
                                     General Counsel and Secretary
                                    ------------------------------

                              Maker's Address:
                              Two Galleria Tower, Suite 2200
                              13455 Noel Road LB48
                              Dallas, Texas  75240


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

                             ADVANCES OF PRINCIPAL


                            Amount of Advance          Unpaid Principal          Notation Made By
         Date                                              Balance
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

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

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